EXHIBIT 10.1

KIRKLAND’S, INC.

AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

(Amended and Restated Effective June 4, 2013)

1. Purpose; Definitions.

The purpose of the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan (the “Plan”) are to (a) enable Kirkland’s, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following initially capitalized words and phrases have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Award” means the grant of Options, SARs, Restricted Shares, Restricted Share Units or Performance Awards pursuant to the provisions of the Plan.

(b) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in this Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.

(d) “Cause” exists when a Participant (as determined by the Board, in its sole discretion):

(i) engages in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or otherwise breaches any fiduciary duty owed to the Company;

(ii) is convicted of a felony or a misdemeanor involving moral turpitude;

(iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude.

(iv) discloses any proprietary information belonging to the Company without the consent of the Company; or

(v) breaches any agreement with or duty to the Company.

However, notwithstanding the foregoing, if an Participant is bound by the terms of an employment agreement with the Company or any Subsidiary that includes a definition of “cause,” the determination of whether that Participant has been terminated for “Cause” will be made in accordance with that employment agreement.

(e) “Change in Control” means (i) the sale, transfer, assignment or other disposition (including by merger or consolidation) by shareholders of the Company, in one transaction or a series of related transactions, of more than 50% of the voting power represented by the then outstanding capital stock of the Company to one or more persons, (ii) the sale of substantially all the assets of the Company, or (iii) the liquidation or dissolution of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” means a committee appointed by the Board in accordance with Section 2 of this Plan.

(h) “Director” means a member of the Board.

(i) “Disability” means a condition rendering a Participant Disabled.

(j) “Disabled” means, with respect to any Participant (i) entitled to benefits under a long-term disability policy or program of the Company, or (ii) if the Participant is not covered by any such policy or program, when the Participant is prevented by a physical or mental impairment from engaging in any substantial, gainful activity for a period of at least six (6) months, as determined by the Board, in its sole and absolute discretion; provided, however, notwithstanding the foregoing, if an Participant is bound by the terms of an employment agreement with the Company or any Subsidiary that includes a definition of “disabled” or disability,” the determination of whether that Participant is “Disabled” for purposes of this Plan will be made in accordance with that employment agreement.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date: (i) the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (ii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported by The Nasdaq Stock Market on such date, or if no Share prices are reported on such date, the closing price of the Shares on the last preceding date on which there were reported Share prices; or (iii) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange or traded on The Nasdaq Stock Market, the Fair Market Value will be determined by the Board acting in its discretion, which determination will be conclusive.

(m) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(n) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board may, to the extent necessary to comply with Section 162(m) of the Code or regulations thereunder, require each “Non-Employee Director” to also be an “outside director,” as that term is defined in regulations under Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(p) “Option” means any option to purchase Shares (including Restricted Shares, if the Board so determines) granted pursuant to Section 5 hereof.

(q) “Participant” means an employee, consultant or director of the Company or a Subsidiary to whom an Award is granted.

(r) “Performance Award” means an Award granted pursuant to Section 9 hereof.

(s) “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 8 hereof.

(t) “Restricted Share Unit” means a contractual right that entitles the Participant, subject to the restrictions in Section 8 hereof, to receive one Share.

(u) “SAR” means a share appreciation right granted under the Plan and described in Section 6 hereof.

(v) “Share” means a share of common stock, no par value, of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.

(w) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

2. Administration.

The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.

Any Committee established under this Section 2 shall consist of one or more members of the Board (who may also be officers of the Company); provided that, for purposes of the grant and administration of Awards to members of the Board or “officers” of the Company (within the meaning of Section 16 of the Exchange Act), any Committee appointed by the Board will be composed solely of two or more Non-Employee Directors. From time to time the Board may increase the size of any Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the grant of Awards to himself or herself.

The Board will have full authority to grant Awards under this Plan. In particular, but without limitation, the Board will have the authority:

(a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);

(b) to determine the type of Award to be granted hereunder;

(c) to determine the number of Shares, if any, to be covered by each such Award;

(d) to establish the terms of each Award Agreement;

(e) to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(f);

(f) subject to Section 9 hereof, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied following the end of the relevant performance period;

(g) to determine whether and under what circumstances an Award may be settled in cash; and

(h) accelerate the vesting or exercisability of an Award, to extend the post-termination exercise period of an Award and to otherwise modify or amend the terms of an Award, subject to Section 10.

The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award Agreement; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. The Shares to be subject or related to awards under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be the subject of awards under the Plan is 3,500,000 and the Company will reserve for the purposes of the Plan such number of Shares. All Shares authorized for issuance hereunder may be issued in respect of Incentive Stock Options. No Participant will receive Options or SARs with respect to more than 500,000 Shares in any calendar year. The maximum number of Shares issuable to any Participant in any one calendar year with respect to Performance Awards denominated in Shares will be 500,000. The maximum amount payable to any Participant in any one calendar year with respect to Performance Awards denominated in cash will be $1,600,000.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Award expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with the expired, terminated, canceled or forfeited portion of the Award will again become available for grant under the Plan. If any Share is received in satisfaction of the exercise price payable upon exercise of an Option, or if the issuance of any Share is withheld pursuant to Section 15(d) in settlement of a tax obligation associated with an Award, that Share will become available for grant under the Plan.

(c) Other Adjustment. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.

(d) Change Control. Notwithstanding anything to the contrary set forth in this Plan, upon or in anticipation of any Change in Control, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control; (iii) cancel any Option in exchange for an option to purchase common stock of any successor corporation, which new option satisfies the requirements of Treas. Reg. § 1.425-1(a)(4)(i) (without regard to whether the original Option was intended to be an Incentive Stock Option), (iv) cancel any Restricted Shares, Restricted Share Unit or SARs in exchange for a restricted shares, restricted share units or stock appreciation rights with respect to the capital stock of any successor corporation or its parent, (v) redeem any Restricted Share or Restricted Share Unit for cash and/or other substitute consideration with a value equal to the Fair Market Value on the date of the Change in Control, and/or (vi) cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to the (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference between the Fair Market Value on the date of the Change in Control and the exercise price of that Option or SAR, provided, that if the Fair Market Value on the date of the Change in Control does not exceed the exercise price of any such Option or SAR, the Board may cancel that Option or SAR without any payment of consideration therefor.

In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

4. Eligibility.

Employees, directors, consultants and other individuals who provide services to the Company or its Subsidiaries are eligible to be granted Awards. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.

5. Options.

Options may be either: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement evidencing any Option will incorporate the following terms and conditions and may contain such additional terms and conditions (not inconsistent with the terms of this Plan) as the Board deems appropriate, in its sole discretion:

(a) Option Price. The exercise price per Share purchasable under any Option will not be less than 100% of the Fair Market Value on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term of the Option.

(c) Method of Exercise. Subject to the terms of the applicable Award Agreement and the termination provisions set forth in Section 7, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will be satisfied by the withholding of Shares otherwise issuable upon such exercise, such that the number of Shares issued upon such exercise will be equal to: (i) the product of (A) the number of Shares as to which the Option is then being exercised, and (B) the excess of (1) the then current Fair Market Value over (2) the Option exercise price, divided by (ii) the then current Fair Market Value.

No Shares will be issued upon exercise of an Option until full payment therefore has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 15(a) hereof.

(d) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the chronological order in which they were granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option.

(e) Termination of Employment. Unless otherwise specified in the applicable Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise following termination of employment.

(f) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.

6. Stock Appreciation Rights.

(a) Grant. The grant of an SAR provides the holder the right to receive the appreciation in value of Shares between the date of grant and the date of exercise. SARs may be granted alone (“Stand-Alone SARs”) or in conjunction with all or part of any Option (“Tandem SARs”). In the case of a Non-Qualified Stock Option, a Tandem SAR may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a Tandem SAR may be granted only at the time of the grant of such Option.

(b) Exercise.

(i) Tandem SARs. A Tandem SAR or applicable portion thereof will terminate and no longer be exercisable upon the termination or exercise of the related Option or portion thereof, except that, unless otherwise determined by the Board, in its sole discretion at the time of grant, a Tandem SAR granted with respect to less than the full number of Shares covered by a related Option will be reduced only after such related Option is exercised or otherwise terminated with respect to the number of Shares not covered by the Tandem SAR.

A Tandem SAR may be exercised by a Participant by surrendering the applicable portion of the related Option, only at such time or times and to the extent that the Option to which such Tandem SAR relates will be exercisable in accordance with the provisions of Section 5 and this Section 6. Options which have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Tandem SARs have been exercised.

Upon the exercise of a Tandem SAR, a Participant will be entitled to receive, upon surrender to the Company of all (or a portion) of an Option in exchange for cash and/or Shares, an amount equal to the excess of (A) the Fair Market Value, as of the date such Option (or such portion thereof) is surrendered, of the Shares covered by such Option (or such portion thereof) over (B) the aggregate exercise price of such Option (or such portion thereof).

Upon the exercise of a Tandem SAR, the Option or part thereof to which such Tandem SAR is related, will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of Shares to be issued under the Plan, but only to the extent of the number of Shares issued under the Tandem SAR at the time of exercise based on the value of the Tandem SAR at such time.

A Tandem SAR may be exercised only if and when the Fair Market Value exceeds the per Share exercise price of such Option.

(ii) Stand-Alone SARs. A Stand-Alone SAR may be exercised by a Participant giving notice of intent to exercise to the Company, provided that all or a portion of such Stand-Alone SAR will have become vested and exercisable as of the date of exercise.

Upon the exercise of a Stand-Alone SAR, a Participant will be entitled to receive, in either cash and/or Shares, an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such SAR (or portion of such SAR) is exercised, of the Shares covered by such SAR (or portion of such SAR) over (B) the Fair Market Value of the Shares covered by such SAR (or a portion of such SAR) as of the date such SAR (or a portion of such SAR) was granted.

(c) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a Tandem SAR will be identical to the term of the associated Option, and the term of a Stand-Alone SAR will be ten (10) years.

(ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board at the time of grant; provided that, unless otherwise specified in the Award Agreement, a Tandem SAR will vest and become exercisable in the same manner and at the same time as the associated Option.

(iii) Termination of Employment. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment.

7. Termination of Service.

Unless otherwise specified with respect to a particular Award, Options or SARs granted hereunder will remain exercisable after termination of employment only to the extent specified in this Section 7.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Subsidiary terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board may determine, at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then one year from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Subsidiary terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then one year from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR.

(c) Cause. If a Participant’s service is terminated for Cause: (i) any Option or SAR not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Subsidiary terminates for any reason other than death, Disability, or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Board may determine at or after the time of grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option or SAR; provided, however, that if the Board does not specifically provide for any post-termination exercise period, then any Option or SAR held by such terminated Participant will expire immediately upon the date of such termination.

8. Restricted Shares and Restricted Share Units.

(a) Issuance. Restricted Shares and Restricted Share Units may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares or Restricted Share Units may be subject to forfeiture, and all other conditions of such Awards.

(b) Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Shares or Restricted Share Units will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares or Restricted Share Units will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares or Restricted Share Units may, but need not, be zero.

Any share certificate issued in connection with an Award of Restricted Shares will bear the following legend and/or any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, if any, and any applicable law:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE KIRKLAND’S, INC. AMENDED AND RESTATED 2002 INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND KIRKLAND’S, INC. COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF KIRKLAND’S, INC. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

Any certificates evidencing Restricted Shares shall be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition of any Restricted Share award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Share Units awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, as applicable:

(i) During a period commencing with the date of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Shares or Restricted Share Units upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.

(ii) Except as provided in this Paragraph (ii) or Section 8(c)(i), once Restricted Shares have been issued to a Participant, the Participant will have, with respect to those Shares, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, as determined at the time of award, may permit or require the payment of cash distributions or dividends to be deferred and, if the Board so determines, reinvested in additional Restricted Shares to the extent Shares are available under Section 3 of the Plan. Any distributions or dividends paid in the form of securities with respect to Restricted Shares will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period. A Participant whose Award consists of Restricted Share Units shall not have the right to vote or receive dividend equivalents with respect to such Restricted Share Units.

(iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Shares or Restricted Share Units that then remain subject to forfeiture will then be forfeited automatically.

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse, pursuant to Sections 3(d)), any certificates representing such Shares will be replaced with new certificates, without the portion restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).

9. Performance Based Awards.

(a) Performance Awards Generally. The Board may grant Performance Awards in accordance with this Section 9. Performance Awards may be denominated in Shares or cash and may be earned based upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such performance conditions as may be specified by the Board. Subject to Section 9(b), the Board may use such business criteria or other measures of performance as it may deem appropriate in establishing the relevant performance conditions and may, in its discretion, adjust such criteria from time to time.

(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code will be granted by a Committee composed solely of two or more “outside directors” (as that term is defined in regulations under Section 162(m) of the Code) and will be subject to the terms of this Section 9(b).

(i) Performance Goals. The grant, vesting and/or settlement of a Performance Award subject to this Section 9(b) will be contingent upon achievement, during a specified performance period, of one or more of the following business criteria (subject to adjustment in accordance with Section 9(b)(ii), below): (1) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, market share, operating income, income before income taxes, net income, pretax income before allocation of corporate overhead and bonus, earnings before income tax, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (2) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including that attributable to continuing and/or other operations; (3) the attainment of certain target levels of, or a specified increase in, operational cash flow; (4) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other specified offsets; (5) the attainment of a specified level of, or specified percentage increase in, earnings per share or earnings per share from continuing operations; (6) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or assets; (7) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (8) appreciation in and/or maintenance of certain target levels in the Fair Market Value; (9) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or rate of increase in all or a portion of specified expenses. The performance goals for a particular performance period need not be the same for all Participants.

(ii) Adjustments to Performance Goals. The Committee may provide, at the time performance goals are established in accordance with Section 9(b)(i), that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (1) gain or loss from all or certain claims and/or litigation and insurance recoveries, (2) the impairment of tangible or intangible assets, (3) stock-based compensation expense, (4) extraordinary items, (5) restructuring activities reported in the Company’s public filings, (6) investments, dispositions or acquisitions, (7) loss from the disposal of certain assets, (8) gain or loss from the early extinguishment, redemption, or repurchase of debt, (9) cash or non-cash charges related to store closing expenses, (10) changes in accounting principles, or (11) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code. For purposes of item (4) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated at the time performance goals are established. In addition, adjustments will be made as necessary to any performance goals related to the Company’s capital stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s capital stock.

(iii) Absolute or Relative Measurements. Performance goals and adjustments thereto may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, affiliates, or products; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

(c) Other Terms of Performance Awards. The Board may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including without limitation the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period.

10. Amendments and Termination.

The Board may amend, alter or discontinue the Plan at any time, but, except as otherwise provided in Section 3(d) of the Plan, no amendment, alteration or discontinuation will be made that would impair the rights of a Participant with respect to an Award that is outstanding under the Plan without the Participant’s consent, or that, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.

11. Prohibition on Repricing Programs.

The Company will not implement any cancellation/re-grant program pursuant to which outstanding Options or SARs are cancelled and replaced with new Options or SARs with a lower exercise price per Share or otherwise reduce the exercise price of outstanding Options or SARs (other than pursuant to Section 3(c)) without approval of majority of the votes cast at a duly held shareholder meeting.

12. Limits on Transferability; Beneficiaries.

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Board may, in its discretion, provide that Awards (other than Incentive Stock Options) are transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouses) or to trusts for the benefit of such immediate family members and/or the Participant. In addition, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant, and to receive any distribution payable with respect to an Award, upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional restrictions deemed necessary or appropriate by the Board.

13. Liability of Company.

(a) If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction over the issuance of Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue those Shares.

(b) If Shares subject to an Award exceed, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under applicable law of a sufficient increase in the number of Shares subject to this Plan.

(c) The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

14. Unfunded Status of Plan.

The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards.

15. General Provisions.

(a) The Board may require any Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. Any certificate evidencing an Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.

All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The adoption of the Plan will not confer upon any person the right to continued employment or engagement by the Company or such Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate the employment or engagement of any of its service providers at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment, of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under this Plan are conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(e) The Company makes no representations or warranties concerning the tax consequences of participation in the Plan under Code Section 409A or any other federal, state or local tax law.

(f) By acceptance of any Award, a Participant will be deemed to acknowledge that such Award will be subject to any clawback policy adopted by the Company, as in effect from time to time.

16. Effective Date of Plan.

This amended and restated Plan will become effective on the date that it is duly approved by the Company’s stockholders.

17. Term of Plan.

This Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of the most recent shareholder approval of the Plan; but provided further, that Incentive Stock Options granted prior to such tenth (10th) anniversary may extend beyond that date.

18. Invalid Provisions.

In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

19. Governing Law.

This Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Tennessee, without regard to the application of the principles of conflicts of laws.

20. Board Action.

Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:

(i) the Company’s Articles of Incorporation (as the same may be amended and/or restated from time to time);

(ii) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and

(iii) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).

21. Notices.

Any notice to be given to the Company pursuant to the provisions of the Plan will be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant will be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which will be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) will be permitted and will be considered delivery of a notice notwithstanding that it is not an original that is received.